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                                                                     EXHIBIT 3.2

                               State of Delaware

                      Office of the Secretary of State                    PAGE 1



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MOLECULAR SIMULATIONS INCORPORATED", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF FEBRUARY, A.D. 1996, AT 4:30 O'CLOCK P.M.



                    [SEAL AFFIXED HERE] /s/ Edward J. Freel
                                        ---------------------------------------
                                            Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8243958

                                                  DATE: 12-17-96
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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 02/20/1996
                                                         960048469 - 2064765


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       MOLECULAR SIMULATIONS INCORPORATED

         Molecular Simulations Incorporated (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:


         FIRST: That the Board of Directors of the Corporation, at a meeting held on November 20,1995, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and directed that such proposed amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is as follows:

         RESOLVED:  That it is advisable and in the best interests of the
                    Corporation that the Restated Certificate of Incorporation of the Corporation be amended in order to effect a change in
                    Article IV, Part A, Subparagraph 5A of the Corporation's Restated Certificate of Incorporation by adding substantially the following text at the end of said Subparagraph 5A of Part A of Article IV:

                    "In addition, subject to the terms and conditions of this Paragraph 5, Corning Incorporated shall have the right, at its option at any time prior to liquidation of the Corporation, to convert each share of Class B Common Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Class B Common Stock) held by it into one (1) fully paid and nonassessable share of Common Stock, provided that as a result of such conversion Corning Incorporated does not hold beneficially or of record voting securities of the Corporation that represent more than fifty percent (50%) of the aggregate voting power of the total outstanding voting securities of the Corporation."
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         SECOND: That the stockholders of the Corporation duly adopted such resolution by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Molecular Simulations Incorporated has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by Michael J. Savage, its President, and attested by David B. Hiatt, its Secretary, this 16th day of February, 1996.

                                            MOLECULAR SIMULATIONS INCORPORATED

                                            By: /s/ Michael J. Savage
                                            ------------------------------------
                                                    Michael J. Savage, President


ATTEST:


By:  /s/ David B. Hiatt
     -------------------------
         David B. Hiatt, Secretary